UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Versus Systems Inc.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1558 West Hastings Street

Vancouver BC V6G 3J4

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value per share Unit A Warrants	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-250868

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common shares, no par value per share, and Unit A Warrants to purchase common shares of Versus Systems Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-250868) under the Securities Act of 1933, as filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2020, and as amended on December 14, 2020, December 29, 2020 and January 11, 2021, respectively (as amended from time to time, the “F-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the F-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 12, 2021	VERSUS SYSTEMS INC.

	By:	/s/ Matthew Pierce
Matthew Pierce
Chief Executive Officer

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